EXHIBIT 10.1

FIRST ADDENDUM

TO EMPLOYMENT AGREEMENT

First Addendum to Employment Agreement signed between AmSouth Bancorporation, a Delaware corporation (the “Company”) and «Name» (the “Executive”), dated as of the 1st day of January, 2004.

The Executive and the Company have heretofore entered into an Employment Agreement, a copy of which is attached hereto (the “Agreement”), which the Company and the Executive now intend to amend in some respects.

NOW, THEREFORE, it is hereby agreed as follows:

1. The Agreement is hereby amended to add a new provision to be denominated Section 4(b)(ix), and providing as follows:

(ix) Performance Unit Grants. Immediately upon commencement of the Employment Period, the Executive shall be paid in cash the value of the Executive’s performance unit grants outstanding under the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan, or any successor plan thereto, calculated as provided by the applicable performance unit award grant agreements.

2. Section 5(c)(ii) is hereby amended by inserting after the phrase “Section 4(b)” the phrase “or Section 9.”

3. Section 5(c) is hereby amended by inserting the following new subsection:

(v) reduction in the amount of coverage provided by the Company’s officer and director liability insurance, or a change in the terms and conditions of such insurance where such change is a potential material detriment, or the failure by AmSouth to indemnify the Executive to the maximum extent permitted by law (including but not limited to failure to advance or pay litigation expenses); or

and by deleting the word “or” after subsection (iv) thereof and renumbering subsection (v) to (vi).

4. The introductory clause of Section 6(a)(i) is hereby amended by inserting at its beginning, “except as specifically provided below, . . . .”

5. The first sentence of Section 6(a)(i)C is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

An amount equal to the actuarial present value equivalent of the aggregate benefits accrued by the Executive as of the date of termination under the terms of the Supplemental Retirement Plan, if such lump sum payment has been elected by the Executive at least one year before termination of employment and employment terminates within two years after a Change in Control. If such election is not made, or if there is no termination within two years after a Change in Control, payments shall be made in the same form in which the Executive’s benefits under the AmSouth Bancorporation Retirement Plan are to be paid.

6. The first sentence of Section 6(a)(i)D is hereby amended by deleting it in its entirety and replacing it with the following:

An amount equal to the aggregate benefits accrued by the Executive as of the effective date of termination under the terms of the Supplemental Thrift Plan, if such lump sum payment has been elected at least one year prior to the Executive’s termination of employment and such termination occurs within two years after the Change in Control. If such election to receive payment in a lump sum is not made at least one year before such termination, or if the termination occurs two years or more after a Change in Control, payments under the AmSouth Bancorporation’s Supplemental Thrift Plan shall be made in accordance with the installment election made by the Executive pursuant to the terms of the AmSouth Bancorporation’s Supplemental Thrift Plan; and

7. Section 6(a) of the Agreement is hereby amended by deleting the word “and” at the end of subsection (iv), deleting the period at the end of subsection (v) and substituting in lieu thereof “; and” and inserting a new subsection (vi) as follows:

(vi) the Company shall continue officer and director liability insurance coverage under the same terms and conditions, and in the same amounts, as in effect immediately prior to the Date of Termination for the benefit of the Executive until the expiration of all applicable statutes of limitations on claims that might arise from acts or omissions prior to such Date of Termination, and will provide indemnification and advancement of litigation expenses to the maximum extent and for the maximum period permitted by law following the Date of Termination.

8. Section 7 of the Agreement is hereby amended by deleting the reference to Section 13(f) and inserting in lieu thereof reference to Section 3(b).

IN WITNESS WHEREOF, the Executive has hereinto set the Executive’s hand and the Company has caused these presents to the executed in its name on its behalf, all as of the day and year first above written.

«Name»

AMSOUTH BANCORPORATION

By:

Its:	Chairman, President and Chief
Executive Officer